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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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United Bancorporation of Alabama, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED BANCORPORATION OF ALABAMA, INC.
200 East Nashville Avenue
Atmore, Alabama

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2005

     NOTICE IS HEREBY GIVEN, that pursuant to call of its Board of Directors, the Annual Meeting of Stockholders (the “Meeting”) of United Bancorporation of Alabama, Inc. (the “Corporation”), Atmore, Alabama, will be held at The Wisteria, 121 North Main Street, Atmore, Alabama, on Wednesday, May 4, 2005, at 3:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.	Election of two persons as directors, each of whom is nominated to serve until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified.

2.	Transaction of such business as may come properly before the Meeting or any adjournments thereof.

     You are cordially invited to attend the Meeting, and we hope you will attend.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     Stockholders of record on March 31, 2005 are entitled to receive notice of and to vote at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

H. Leon Esneul
Chairman of the Board

Atmore, Alabama
April 4, 2005

INTRODUCTION
VOTING SECURITIES
STOCK SPLIT
VOTES REQUIRED
PROXIES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
BOARD REPORT ON EXECUTIVE COMPENSATION
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND 2004 FISCAL YEAR-END OPTION VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION
REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS
AUDITORS
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
COMPARATIVE PERFORMANCE GRAPH

UNITED BANCORPORATION OF ALABAMA, INC.

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be held on
May 4, 2005

INTRODUCTION

     This Proxy Statement is furnished to the stockholders of United Bancorporation of Alabama, Inc. (the “Corporation”) in connection with the solicitation of proxies by the Corporation’s Board of Directors for use at the Annual Meeting of Stockholders of the Corporation to be held on May 4, 2005, at 3:00 p.m., local time, and at any adjournments thereof (the “Meeting”).

     The matters to be considered at the Meeting include: (1) the election of two directors, each of whom is nominated to serve until the 2008 Annual Meeting of Stockholders, each to serve until his or her successor is elected and qualified; and (2) the transaction of such other business as may come properly before the Meeting.

     The Corporation’s executive offices are located at 200 East Nashville Avenue, Atmore, Alabama 36502. This Proxy Statement is dated April 4, 2005 and, together with a copy of the Corporation’s 2004 Annual Report, is being mailed to stockholders of the Corporation on or about April 8, 2005.

VOTING SECURITIES

     As of March 31, 2005, the Corporation’s only outstanding voting security was its Class A Stock, of which 2,369,459 shares (excluding treasury shares) were issued, outstanding, and entitled to vote. Those shares were held by approximately 664 stockholders of record. Stockholders of record on March 31, 2005 are entitled to receive notice of and to vote at the Meeting.

     Notwithstanding that date, the Corporation’s stock transfer books will not be closed, and stock may be transferred after the record date, although only stockholders of record as of the record date may vote at the Meeting.

     The directors, nominees for election as directors, and executive officers of the Corporation as a group number nine persons and, as of March 31, 2005, beneficially owned 304,949 shares of Class A Stock, 12.87% of the total shares of such stock outstanding. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

STOCK SPLIT

     The Board of Directors of the Corporation declared a two-for-one split of the outstanding Class A Stock whereby one additional share was issued for each share held as of the record date of June 30, 2004. All references in this Proxy Statement to number of shares and per share amounts reflect the two-for-one stock split.

VOTES REQUIRED

     The representation in person or by proxy of at least a majority of the outstanding Class A Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions from the beneficial owner.

     The election of directors requires an affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting. The nominees receiving the highest number of affirmative votes of such shares will be elected as directors. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote for directors. Although the Corporation is not presently aware of any other matter to be acted upon at the Meeting, any other matters that may be considered and acted upon by the stockholders at the Meeting would require approval by the affirmative vote of at least a majority of the shares entitled to vote and represented at the Meeting either in person or by proxy. Abstentions would be treated as votes cast with respect to any such matter and therefore will have the same effect as a vote against such matters. Broker non-votes will not be counted as votes cast with respect to such matter and therefore would have no effect on the outcome of the votes.

PROXIES

     If the enclosed Proxy is executed and returned, it may be revoked at any time before it has been exercised; if it is not revoked, the shares represented thereby will be voted by the persons designated in such Proxy in accordance with the instructions therein. In the absence of instructions, the Proxy will be voted FOR election of each of the director nominees described in this Proxy Statement, and with discretionary authority on all other matters that may come properly before the Meeting.

ELECTION OF DIRECTORS

     The following table sets forth the name of each nominee and each director of the Corporation continuing in office after the Meeting, a description of his or her position and offices, if any, with the Corporation and its subsidiaries, a brief description of his or her principal occupation during at least the last five years, and certain other information, including his or her age. Each such director and each nominee is a director of the Corporation’s wholly-owned subsidiary, United Bank (“United Bank” the “Bank”).

	Director	Date Term As	Principal Occupation
Name and Age	Since	Director Expires	During Past Five Years
Dale M. Ash (45)	2002	May 2005*	Controller of Pepsi-Cola Bottling Company of Atmore and of South Alabama Vending Company.

L. Walter Crim (59)	1997	May 2006	Owner, Central Farm Supply.

H. Leon Esneul (69)	1993	May 2006	Chairman of the Board of the Corporation; pecan grower, managing partner of the Doris Company Limited Partnership.

Michael R. Andreoli (43)	2004	May 2007	Stockholder and Vice President, Robertson, Andreoli & Covington, P.C., certified public accountants; General Partner, Alcon Properties.

Robert R. Jones, III (53)	1992	May 2005*	President of the Corporation since May, 1993; President and Chief Executive Officer of United Bank since July, 1992.

William J. Justice (65)	1991	May 2006	Vice Chairman of the Board of the Corporation; Vice Chairman of the Board of United Bank; Pharmacist, President and Chief Executive Officer, Greenlawn Pharmacy.

David D. Swift (54)	1995	May 2007	Secretary of the Board of the Corporation; Chairman of the Board of United Bank; Vice President, Swift Lumber, Inc; President, Swift Supply, Inc.; Partner, Palustris Products, Ltd.

*	nominee for election for a term expiring at the 2008 Annual Meeting of Stockholders.

     The Bank is a wholly owned subsidiary of the Corporation. None of the other entities listed under the column “Principal Occupation During Past Five Years” above is affiliated with the Corporation.

     Each director of the Corporation continuing in office after the Meeting attended at least 75% of the meetings of the Corporation’s Board of Directors and its committees held during 2004 while he or she served as a director. The Corporation’s Board of Directors held seven meetings in 2004.

     The Corporation does not have a standing nominating committee, and all director nominations are considered by the Board of Directors as a whole, with each director participating in consideration of director nominees. The Board of Directors has not adopted a nominating committee charter. Certain members of the Board are not “independent directors” as defined by NASD rules as described under “AUDIT COMMITTEE REPORT” below; as an employee of the Corporation’s subsidiary, United Bank, Mr. Jones is also not an “independent director.” The other members of the Board of Directors are “independent directors” as so defined.

     The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors who will bring a variety of perspectives and skills from their respective professional and business experiences, particularly in the communities served by the Bank. Experience as a director of the Bank is generally considered a strong positive factor in evaluating nominees. Depending upon the needs of the Board of Directors and the Corporation from time to time, certain of the factors described below may be weighed more or less heavily in evaluating potential nominees. There are no specific, minimum qualifications, qualities or skills that must be met by potential nominees.

     The Board of Directors identifies nominees by first considering on an informal basis the current members of the Board of Directors. Current members of the Board of Directors are considered for re-nomination, with strong consideration generally given to the value of continuity of service by existing members of the Board of Directors. If a vacancy on the Board of Directors occurs due to a director’s decision not to stand for re-election or for any other reason, the Board of Directors will then determine if there is a need to fill the vacancy or reduce the number of directors serving on the Board of Directors, in accordance with the Corporation’s Bylaws and Certificate of Incorporation. If the Board of Directors determines a need to fill a vacancy, current members of the Board of Directors are polled for suggestions as to individuals meeting desired criteria, and research may also be performed to identify qualified individuals. To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors may do so in the future.

     Historically, the Corporation has not had a formal policy concerning stockholder recommendations for nominees, and the Board of Directors does not feel that such a formal policy is warranted at this time based on what it believes to be satisfactory experience to date in identifying director nominees without such a policy. However, a reasonable stockholder recommendation will be considered, in light of the particular needs of the Corporation and using the procedures set forth above if the Board is seeking to fill a vacancy. Except in extraordinary circumstances, the Board of Directors does not anticipate increasing the number of directors to allow nomination by the Board of Directors of a stockholder-recommended nominee. Any such recommendation should be communicated to the Board of Directors as described below. Although it does not presently anticipate doing so, the Board of Directors may reconsider adoption of a formal policy for stockholder recommendations for director nominees at such time as it believes that the Corporation’s circumstances warrant such consideration.

     The Corporation has not instituted to date a formal process by which stockholders may communicate directly with directors. However, informal processes exist by which communications sent to the Board of Directors or in care of an officer or other representative of the Corporation are forwarded to the President, who is also a director. The Board of Directors believes this process has adequately served the needs of the Board of Directors and the Corporation’s stockholders. Until some other procedure is disclosed to the Corporation’s stockholders, stockholders may direct communications intended for the Board of Directors to the Stockholder Relations Department, at the address set forth under “ANNUAL REPORT ON FORM 10-K” below. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication” or similar statement that clearly indicates the communication is intended for the Board of Directors. All such communications must clearly indicate that the author is a stockholder of the Corporation and state whether the intended recipients are all members of the Board of Directors or certain specified directors. Copies of such communications and will be circulated to the President and the appropriate director or directors.

     The Corporation’s Board of Directors has established an Audit Committee. See “AUDIT COMMITTEE REPORT” below. In addition, the Board of Directors of United Bank has established audit and compensation committees. The Corporation’s Board of Directors has also appointed four directors who are not employees of the Corporation or the Bank to serve on the Stock Option Committee of the Board, which committee acts as Administrator of the United Bancorporation of Alabama, Inc. 1998 Stock Option Plan (the “Stock Option Plan”) and as Administrator of the 1999 Employee Stock Purchase Plan of United Bancorporation of Alabama, Inc.

     It is intended that, unless “Withhold Authority” is noted, proxies in the accompanying form will be voted at the Meeting for the election to the Board of Directors of Dale M. Ash and Robert R. Jones, III to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Both of the nominees are members of the Board of Directors. If any nominee is not a candidate when the election occurs (which is not anticipated to be the case), it is intended that the proxies may be voted, unless authorization is withheld, for any substitute nominee or nominees recommended by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director if elected.

     No fees are paid to directors of the Corporation for their services as such. Since all of the Corporation’s directors also serve as directors of United Bank, they are primarily compensated for their services to United Bank. See “EXECUTIVE COMPENSATION” below for information regarding compensation paid to executive officers of the Corporation.

     During 2004 all current directors of the Corporation also served as directors of United Bank. Each director of United Bank received a standard annual fee for such service of $3,500 ($4,700 for United Bank Board Chairman David D. Swift); $100 for each Board Meeting of United Bank attended; and $50 for each additional committee meeting attended, with a maximum of $50 per day for additional meetings. In 2004, United Bank’s Board of Directors held a total of 20 meetings.

     In connection with the Corporation’s adoption of the Stock Option Plan in 1998, each director of the Corporation was granted nonstatutory stock options to purchase 4,000 shares of Class A Stock at an exercise price of $8 per share (the number of shares and exercise price having been adjusted in accordance with the Stock Option Plan to account for the 2-for-1 splits of Class A Stock in May 1999 and June 2004), with two-fifths of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 1999 through 2001, respectively. In connection with her election to the Board of the Corporation, in December 2002 Mrs. Ash was granted nonstatutory stock options to purchase 2,000 shares of Class A Stock at an exercise price of $15.75 per share (taking into account the June 2004 split), with one-fifth of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 2003 through 2006, respectively. In connection with his election to the Board of the Bank, and subsequent election to the Board of the Corporation, in May 2002 Mr. Andreoli was granted nonstatutory stock options to purchase 2,000 shares of Class A Stock at an exercise price of $15.65 per share (as adjusted upon his election to the Board of the Corporation and taking into account the June 2004 split) with one-fifth of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 2003 through 2006, respectively.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
A VOTE “FOR” ELECTION OF THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     As of March 31, 2005, there were no persons who owned of record or, to the knowledge of the Corporation, may be deemed to own beneficially, more than 5% of the outstanding shares of the Corporation’s Class A Stock.

     The table below sets forth, as of March 31, 2005, the number of shares of Class A Stock beneficially owned by each director and nominee and by all executive officers and directors as a group.

			Percentage
	Amount and Nature of		of Outstanding
Name	Beneficial Ownership		Class A Stock
Michael R. Andreoli	3,975	(1)	*
Dale M. Ash	14,426	(2)	*
L. Walter Crim	12,065	(3)	*
H. Leon Esneul	102,456	(4)	4.32%
Robert R. Jones, III	91,723	(5)	3.87%
William J. Justice	28,105	(6)	1.19%
David D. Swift	39,896	(7)	1.68%
All executive officers	304,949	(1)(2)(3)(4)	12.87%
and directors as a		(5)(6)(7)
group (9 persons)

*	less than 1%

(1)	Includes 1,223 shares owned jointly with his wife; 152 shares owned jointly with his children; 1,400 shares owned in his Individual Retirement Account; and 1,200 shares which may be acquired within 60 days upon exercise of options.

(2)	Includes 2,352 shares owned jointly with her children; and 1,200 shares which may be acquired within 60 days upon exercise of options.

(3)	Includes 3,230 shares owned jointly with his children.

(4)	Includes 98,456 shares owned by The Doris Company Limited Partnership.

(5)	Includes 8,748 shares owned jointly with his wife; 287 shares owned jointly with his son; 3,398 shares owned by United Bank in his Individual Retirement Account; 2,299 shares owned by United Bank in an Individual Retirement Account for his wife; 287 shares owned jointly by his wife and his daughter; and 35,904 shares which may be acquired within 60 days upon exercise of options.

(6)	Includes 14,756 shares owned jointly with his wife; 4,500 shares owned by his wife,

as to which shares Mr. Justice disclaims beneficial ownership; 461 shares owned by Mr. Justice for his granddaughter, as to which shares Mr. Justice disclaims beneficial ownership.

(7)	Includes 7,300 shares owned by his wife; 464 shares held by his wife as trustee, as to all of which shares Mr. Swift disclaims beneficial ownership; and 1,600 shares which may be acquired within 60 days upon exercise of options.

EXECUTIVE OFFICERS

     The following table lists the executive officers of the Corporation and the respective positions held by them in the Corporation. Each is a director of the Corporation, except for Mitchell D. Staples and Jamie M. Lipham, and information regarding their other business experience during the past five years and certain other information is set forth under the caption “ELECTION OF DIRECTORS” above. Mr. Staples, age 43, has been the Controller and Cashier, and now is Senior Vice President and Chief Financial Officer, of United Bank from October 1992 to present. Mr. Lipham, age 38, has been Senior Vice President, Retail Banking and now is Executive Vice President, of United Bank from March 2002 to present. Mr. Lipham served as Branch Administrator with a large holding company bank from May 1995 to February 2000 and as Senior Commercial Lender for a Georgia based community bank from February 2000 to February 2002.

Name	Position
Robert R. Jones, III	President

H. Leon Esneul	Chairman of the Board

William J. Justice	Vice Chairman of the Board

Jamie M. Lipham	Vice President

David D. Swift	Secretary

Mitchell D. Staples	Treasurer

The executive officers of the Corporation are elected annually at the organizational meeting of the Board of Directors, which follows the annual meeting of stockholders, to serve until the organizational meeting in the subsequent year. Except as described under Agreements with Mr. Jones below, there are no known arrangements or understandings between any executive officers and any other person pursuant to which any of the above-named persons was selected as an officer.

EXECUTIVE COMPENSATION

     Officers of the Corporation, and directors who also serve as directors or officers of United Bank, are remunerated by United Bank. The following Summary Compensation Table sets forth certain information concerning compensation to the executive officers of the Corporation who received total annual salary and bonus for 2004 exceeding $100,000.

Summary Compensation Table

					Long Term
					Compensation
	Annual Compensation				Awards
					Securities		All Other
			Salary	Bonus	Underlying		Compen-
Name and Principal Position	Year		($)	($)	Options (#)		sation ($)
Robert R. Jones, III	2004		171,154	91,223	-0	-	112,863	(1)
President of the Corporation	2003		175,000	24,173	-0	-	93,596	(1)
President and Chief Executive Officer of the Bank	2002		170,000	24,657	8,160		85,570	(1)

Jamie M. Lipham	2004		120,224	18,549	-0	-	1,571	(3)
Vice President of the Corporation	2003		112,445	6,947	-0	-	4,508	(3)
Executive Vice President of the Bank	2002	(2)	80,769	3,000	10,000		-0	-

Mitchell D. Staples	2004		93,400	14,323	-0	-	7,161	(4)
Treasurer of the Corporation	2003		84,606	5,322	-0	-	4,833	(4)
Senior Vice President and Chief Financial Officer of the Bank	2002		76,909	8,755	10,000		3,831	(4)

(1)	Includes $25,212 paid on a life insurance contract owned by Mr. Jones and related tax benefits pursuant to the 1993 Agreement described below in 2002, and $27,082 paid in 2003 and $27,082 paid in 2004 for such purposes pursuant to the 2001 Agreement described below; $608 premium reimbursed by United Bank on a long-term disability insurance policy for Mr. Jones in each of 2004, 2003 and 2002, respectively; $8,373, $1,246 and $1,118 contributed by United Bank for the account of Mr. Jones pursuant to United Bank’s 401(k) Employee Incentive Savings Plan (the “401(k) Plan”) in 2004, 2003 and 2002, respectively; $4,150, $6,600 and $9,400 in fees for attendance at meetings of United Bank’s Board of Directors in 2004, 2003 and 2002, respectively; $70,329 accrued in 2004 and $40,093 accrued in 2003 to provide for certain post-employment benefits pursuant to the 2001 Agreement described below; and $2,321, $5,154 and $7,269 in profit-sharing payments made in 2004, 2003 and 2002 for services in 2003, 2002 and 2001.

(2)	Mr. Lipham joined United Bank in March 2002.

(3)	Includes $0 and $1,484 contributed by United Bank for the account of Mr. Lipham pursuant to the 401(k) Plan in 2004 and 2003, respectively; and $1,571 and $3,024 in profit-sharing payments made in 2004 and 2003 for services in 2003 and 2002.

(4)	Includes $5,938 and $2,503 and $861 contributed by United Bank for the account of Mr. Staples pursuant to the 401(k) Plan in 2004, 2003 and 2002, respectively; and $1,223, $2,330 and $2,970 in profit-sharing payments made in 2004, 2003 and 2002, for services in 2003, 2002 and 2001.

Agreements with Mr. Jones. The Bank and Mr. Jones entered into an Executive Compensation Agreement as of May 28, 1993 (the “1993 Agreement”) which provides for certain deferred compensation benefits, amounts of which paid for 2002 are described under “All Other Compensation” in the Summary Compensation Table above. The 1993 Agreement was replaced in 2001 by the Supplemental Compensation and Amendment Agreement discussed below (the “2001 Agreement”).

Following discussions in the latter part of 1997, the Bank entered into an Employee Agreement with Mr. Jones dated as of January 1, 1998 (the “Agreement”). Pursuant to the Agreement, Mr. Jones has agreed to provide full-time professional services to the Bank in the capacity of President and Chief Executive Officer of the Bank, to the exclusion of other businesses or activities. The Agreement was for an initial term from January 1, 1998 through December 31, 2001, and unless terminated will automatically renew on January 1 of each year for a three-year term. The Agreement provides for a specified annual salary, together with performance-based cash incentive compensation (“Bonus”) determined by the Board of the Bank at the time of its annual review of Mr. Jones’ performance. The Bonus under the Agreement is calculated as a percentage of Mr. Jones’ salary, ranging from zero to 45%, based on attainment of certain net income levels by the Bank. Salary and Bonus paid to Mr. Jones for 2004 are reflected in the Summary Compensation Table above. The Agreement specifies that Bonus awards are intended to eventually be governed by an Executive Incentive Compensation Plan applicable to certain officers of the Bank generally, as well as to the President and Chief Executive Officer of the Bank. The Agreement also provides for Mr. Jones to receive long-term incentives at the discretion of the Board; benefits provided to employees of the Bank generally; reimbursement of reasonable and customary business expenses incurred by him in connection with the performance of his duties; payment or reimbursement of certain fees for professional and other organizations in the Bank’s market area; an automobile allowance; and vacation time. As amended by the 2001 Agreement, the Agreement also provides for supplemental compensation to be paid by the Bank to Mr. Jones upon retirement and in certain other circumstances as set forth in the 2001 Agreement.

     The Agreement also provides generally that, in the event of Mr. Jones’ death, the Bank will pay to his estate one quarter of his then-current annual salary plus a prorata portion of the Bonus otherwise payable to him; that, in the event of his disability, the Bank will pay his salary and a prorata portion of Bonus until the earlier of twelve months after the date of disability or such time as disability benefits commence under a Bank-provided disability insurance policy; and that the Bank will pay Mr. Jones an amount equal to monthly salary, benefits and prorata

Bonus for twelve months after termination of his employment if such termination is not for cause or a result of material change in Mr. Jones’ duties and responsibilities.

     Under the Agreement, Mr. Jones has agreed that, during the term of his employment and for two years thereafter, he will not engage in any business similar of that of the Bank or any of its affiliates or solicit any employee of the Bank or any of its affiliates to leave their employment with the Bank (the “Noncompetition Agreements”). The Agreement also provides generally that, if a change of control of the Bank occurs and within 36 months thereafter his employment by the Bank is terminated, the Bank will pay him a severance payment equal to two times the greater of the total cash compensation paid to him for the fiscal year most recently completed before the termination or his annual salary at the time of termination, and that, in such event, the Noncompetition Agreements would no longer apply.

     In a Supplemental Agreement with Mr. Jones dated as of March 9, 1999 (the “Supplemental Agreement”), the Corporation and the Bank agreed that, subject to his continued employment by the Bank at such times, in each year beginning in 1999 and ending in 2002, the Corporation would grant an incentive stock option (“ISO”) covering 8,160 shares of stock (the number of shares having been adjusted to account for the 2-for-1 splits of Class A Stock in May 1999 and June 2004) to Mr. Jones, exercisable at the then-current fair market value of Class A Stock, with each such ISO being exercisable in five equal installments, the first of which vested on the date of the grant. The last grant of options pursuant to the Supplemental Agreement was made in 2002.

     The 2001 Agreement, which became effective as of January 1, 2001, provides for annual payments on a life insurance contract (“Insurance Payments”) in lieu of comparable payments previously required under the 1993 Agreement. In addition to the benefits under the Agreement and in lieu of post-employment payments previously specified in the 1993 Agreement, the 2001 Agreement provides for a normal retirement benefit of $102,000 per year to be paid to Mr. Jones for 20 years if he remains employed by the Bank until normal retirement age; lump sum payment to his beneficiary in the event of his earlier death; and proration of the annual payment amount if his employment by the Bank is terminated before normal retirement age for reasons other than his death, total and permanent disability, cause, or his voluntary termination without required notice, with the prorated annual payment amount increasing by 5% annual increments from 50% of the normal retirement benefit in 2001 to 100% in 2011 and thereafter. The 2001 Agreement also provides that if Mr. Jones’ employment by the Bank is terminated within 180 days after a change of control of the Corporation, as defined in the Agreement, he will receive a lump sum payment equal to (a) the discounted present value of the normal retirement benefit, plus (b) the discounted present value of the Insurance Payments for the lesser of ten years or the number of years until he would reach the age of 65.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Corporation has not appointed a separate committee for determination of executive compensation generally. The Stock Option Administration Committee of the Corporation’s Board of Directors has been appointed as administrator of the Stock Option Plan and the Employee Stock Purchase Plan.

     Each non-director executive officer of the Corporation is also an officer of the Bank, and receives compensation for services to the Bank. Executive compensation decisions made by the Bank are reviewed by the entire Board, with the exception of determinations made with respect to Mr. Jones, in which he does not participate.

     The Board of Directors of the Bank makes compensation determinations with respect to the employees of the Bank, including those who are executive officers of the Corporation, based on the recommendations of the Compensation Committee of the Bank’s Board of Directors (the “Compensation Committee”). For executives other than the President, the Compensation Committee acts on compensation recommendations made by the President, with the objective of providing compensation competitive with that provided by comparable financial institutions.

     At present, compensation for executive officers other than the President consists of annual base salary and annual cash bonuses determined by the Compensation Committee, primarily on the recommendation of the President. Base salary is determined at hiring and is reviewed annually for increases based upon performance evaluations made by the President. Annual cash bonuses are generally awarded as a percentage of base salary. The bonus is based on the individual’s compensation, salary grade and individual performance and the performance of the Bank.

     The compensation of the President, Mr. Jones, is determined by the Compensation Committee in accordance with the provision of Mr. Jones’employment agreement. See Agreements with Mr. Jones above. Mr. Jones’ compensation consists of a specified annual salary, performance-based annual cash incentive compensation, long-term incentives in the form of stock options, and other benefits. The Committee based its determination of Mr. Jones’compensation package as reflected in the Agreement on the advice and recommendation of a compensation consultant specializing in the banking industry, with the intent of providing a compensation package designed to retain Mr. Jones’ services and motivate him to perform to the best of his abilities. Mr. Jones’ 2004 base salary reflects the Board’s determination of the salary level necessary to meet this objective. The Bonus paid to Mr. Jones in 2004 was based primarily on attainment of predetermined net income levels by the Bank. As described above, long-term incentives in the form of incentive stock options were granted to Mr. Jones in accordance with the Agreement as supplemented in 1999.

     This report is submitted by Michael R. Andreoli, Dale M. Ash, L. Walter Crim, H. Leon Esneul, Robert R. Jones, III, William J. Justice, and David D. Swift, being all of the members of the Board of Directors during the 2004 fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND 2004 FISCAL YEAR-END OPTION VALUES

     The following table and notes provide information on options exercised during the last fiscal year and the value at December 31, 2004 of unexercised options held by the executive officers listed in the Summary Compensation Table.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the- Money Options
			Options at 12/31/04 (#)	at 12/31/04 ($)(1)
Shares
	Acquired on	Value
Name and Position	Exercise (#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Robert R. Jones, III	-0-	-0-	27,744/4,896	$47,981/$-0-

Jamie M. Lipham	-0-	-0-	6,000/4,000	$-0-/$-0-

Mitchell D. Staples	-0-	-0-	6,000/4,000	$-0-/$-0-

(1)	The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $15.00 last sale price of Common Stock reported to the Corporation during the fiscal year.

     The following table sets forth certain information at December 31, 2004 with respect to the Corporation’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Corporation’s securities.

					Number of Securities
					Remaining Available
	Number of Securities		Weighted Average		for Future Issuance under
	to be issued upon Exercise		Exercise Price of		Equity Compensation
	of Outstanding Options,		Outstanding Options		Plan (excluding securities
Plan Category	Warrants and Rights*		Warrants and Rights		reflected in the first column)*
Equity Compensation Plans Approved by Security Holders	55,504		$13.93		164,400

Equity Compensation Plans Not Approved by Security Holders	-0	-	-0	-	-0	-

* adjusted to account for 2-for-1 splits of Class A Stock in May 1999 and June 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some Corporation and United Bank directors, officers, and principal stockholders, and their associates and immediate families were customers of, or had transactions with, subsidiaries of the Corporation in the ordinary course of business during 2004. In addition, some Corporation and United Bank directors are directors, officers, trustees, or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Corporation or its subsidiaries in the ordinary course of business during 2004. All outstanding loans and other transactions with the Corporation’s, and its subsidiary’s, directors, officers, and principal stockholders, and their associates and immediate families, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and when made did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to banking and financial transactions, the Corporation and its subsidiaries may have had additional transactions with, or may have used products or services of, various organizations of which directors of the Corporation or its subsidiaries are directors, officers, or principal stockholders. Such transactions were on terms comparable to those which would have been recorded with unaffiliated parties, and the amounts involved in such noncredit transactions have in no case been material in relation to the business of the Corporation and its subsidiaries or to such other organizations.

AUDIT COMMITTEE REPORT

     In January 2003, the Corporation established an Audit Committee of the Board of Directors of the Corporation composed of six directors. The members of the Audit Committee are Michael R. Andreoli, Dale M. Ash, L. Walter Crim, H. Leon Esneul, William J. Justice and David D. Swift. Although the Corporation is not subject to the listing standards of any stock exchange or the National Association of Securities Dealers (“NASD”), SEC regulations require disclosure of whether Audit Committee members are “independent” as defined in the rules of some of those organizations. Mrs. Ash, Mr. Crim and Mr. Andreoli are “independent directors” as defined in NASD Rule 4200(a)(15) adopted by the NASD in December 2003, and Messrs. Esneul, Justice and Swift do not meet that definition solely by virtue of their serving as officers of the Corporation, notwithstanding that none is employed by the Corporation or its subsidiaries. Mrs. Ash and Mr. Andreoli are “audit committee financial experts” as defined in SEC regulations.

     The Audit Committee is responsible for the appointment, compensation and oversight of the Corporation’s independent auditors. The Audit Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of the Corporation’s financial statements, the Corporation’s compliance with applicable legal and regulatory requirements and the performance of the Corporation’s internal audit function. The Committee also meets periodically with the Corporation’s independent auditors and the Bank’s internal auditors outside of the presence of the Corporation’s management, and possesses the authority to retain professionals to assist it with meeting its responsibilities without consulting with management. The Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters. The Audit Committee met four times in 2004.

     The Audit Committee is governed by a written charter adopted by the Board of Directors in January 2003, which was attached to the Corporation’s Proxy Statement dated April 16, 2003 with respect to the 2003 Annual Meeting of Stockholders.

     Management is responsible for the preparation of financial statements and the integrity of the reporting process, including the system of internal and disclosure controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting process on behalf of the Board. In so doing the Audit Committee is entitled under its charter to rely on reports and other information from sources it in good faith believes to be reliable, including the Audit Committee of the Board of Directors of the Bank.

     The Audit Committee has reviewed and discussed the audited financial statements of the Corporation with management; has discussed with the independent auditor of the Corporation, Mauldin and Jenkins, Certified Public Accountants, L.L.C. (“Mauldin & Jenkins”), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and has received the written disclosures and the letter from Mauldin & Jenkins required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Mauldin & Jenkins their independence. Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors of the Corporation that the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Michael R. Andreoli	Dale M. Ash	L. Walter Crim

H. Leon Esneul	William J. Justice	David D. Swift

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION

     The SEC requires certain information to be provided under the foregoing caption. As reported above, the Board of Directors has no compensation committee. Each member of the Board of Directors is a member of the board of directors of the Bank, and two directors of the Corporation during fiscal year 2004, Mr. Justice and Mr. Esneul are members of the Compensation Committee of the board of directors of the Bank. The Board of Directors of the Corporation includes Messrs. Jones, Esneul, Justice and Swift, each of whom may be deemed to be an executive officer of the Corporation. None of Messrs. Esneul, Justice and Swift receives compensation from the Corporation for services as an officer of the Corporation, and Mr. Jones does not participate in the Board’s deliberations with respect to his compensation.

REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Corporation’s executive officers and directors, and any persons who own more than 10% of the Class A Stock, to file reports of ownership and changes in ownership with the Security and

Exchange Commission (“SEC”). The Corporation believes that all requirements under Section 16(a) of the Exchange Act applicable to directors and executive officers of the Corporation were complied with by such persons during the last fiscal year. In making this disclosure, the Corporation has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers, or other employees of the Corporation or its subsidiaries personally, by telephone, or by telefacsimile. The Corporation does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, custodians, or other persons holding stock in their names or in the names of nominees, for their reasonable expenses in sending proxy materials to principals and obtaining their instructions.

STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order to be included in the Corporation’s proxy statement and form of proxy relating to its 2006 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC (“Rule 14a-8”), proposals from stockholders to be presented at the 2006 Annual Meeting must be received by the Secretary of the Corporation no later than December 12, 2005. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is February 27, 2006. If notice of such a shareholder proposal is received by the Corporation after February 27, 2006, then the Corporation’s proxy for the 2006 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2006 Annual Meeting.

AUDITORS

     On May 26, 2004, KPMG LLP, the independent accountants previously engaged by the Corporation, notified the Corporation that it was declining to submit a proposal to provide audit services as the Corporation’s independent accountants, in response to a request for such a proposal made by the Corporation to several firms, and that KPMG LLP was terminating its relationship as the Corporation’s independent accountants. Accordingly, KPMG LLP declined to stand for reelection as the Corporation’s independent accountants. The decision to request such proposals was approved by the Audit Committee of the Board of Directors of the Corporation. The reports of KPMG LLP on the consolidated financial statements of the Corporation and its subsidiaries for the Corporation’s last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles in any respect. During the Corporation’s last two fiscal years and through the interim period ended May 25, 2004, there were no disagreements between the Corporation and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     Mauldin & Jenkins, Certified Public Accountants, L.L.C. (“Mauldin & Jenkins”), was selected as the Corporation’s auditor on July 2, 2004 and served as such for the fiscal year ended December 31, 2004. Mauldin & Jenkins has been selected by the Audit Committee to continue to serve in such capacity for the current fiscal year. A representative of Mauldin & Jenkins is expected to be present at the Meeting and will have the opportunity to make a statement if he so desires. The Mauldin & Jenkins representative also is expected to be available to respond to appropriate questions.

     Prior to the selection of Mauldin & Jenkins, KPMG LLP or its predecessor, Peat Marwick Main & Co. (collectively, “KPMG”), independent certified public accountants, was the Corporation’s auditor, serving as such from September 26, 1984 through the interim period ended May 25, 2004.

Audit Fees. Mauldin & Jenkins has billed the Corporation aggregate fees totaling $7,000, and the Corporation expects an additional $40,000 to be billed, for fiscal year 2004, for professional services rendered for the audit of the Corporation’s annual financial statements and the reviews of the financial statements included in the Corporation’s Forms 10-Q and 10-K for 2004 and for services that are normally provided by Mauldin & Jenkins in connection with statutory and regulatory filings. KPMG billed the Corporation aggregate fees totaling $59,069.00 and $87,000, for fiscal year 2004 and 2003 respectively, for professional services rendered for the audit of the Corporation’s annual financial statements and the reviews of the financial statements included in the Corporation’s Forms 10-Q for 2003 and for services that are normally provided by KPMG in connection with statutory and regulatory filings.

Audit-Related Fees. Mauldin & Jenkins has not billed the Corporation any fees for fiscal 2004 for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including audit of employee benefit plan financial statements and review of a registration statement in 2004; however, the Corporation expects to be billed aggregate fees totaling $7,000 for such services provide by Mauldin & Jenkins. KPMG billed the Corporation aggregate fees totaling $15,103 for fiscal 2003, for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including audit of employee benefit plan financial statements and review of a registration statement in 2003.

Tax Fees. Crowe Chizek & Company LLC (“Crowe Chizek”) billed the Company aggregate fees totaling $1,600.00 for fiscal 2004, for professional services rendered for tax compliance, tax advice and tax planning, including preparation of federal and state income tax returns and quarterly estimates. KPMG billed the Company aggregate fees totaling $15,200 for fiscal 2003, for professional services rendered for tax compliance, tax advice and tax planning, including preparation of federal and state income tax returns and quarterly estimates.

All Other Fees. Crowe Chizek billed the Company $33,000 for fiscal 2004 for services other than those described in the three immediately preceding paragraphs. These fees were in association with Sarbanes-Oxley Act compliance.

Audit Committee Preapproval Policies. The Audit Committee of the Board of Directors has adopted preapproval policies and procedures with respect to engagements of Mauldin & Jenkins in accordance with the Audit Committee charter.

Independence. The Audit Committee of the Board of Directors has considered whether the provision by Mauldin & Jenkins of the services covered by the fees other than the audit fees is compatible with maintaining Mauldin & Jenkins’ independence and believes that it is compatible.

OTHER BUSINESS

     Management currently knows of no other business to be brought before the Meeting. If other business is brought properly before the Meeting, the accompanying Proxy will be voted in the discretion of the persons designated in such Proxy, unless the “Authority Withheld” box has been checked.

ANNUAL REPORT ON FORM 10-K

     The Corporation will furnish to any shareholder upon written request, without charge, a copy of the Corporation’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC. Requests for the above information should be directed to: Stockholder Relations Department, United Bancorporation of Alabama, Inc., P. O. Box 8, Atmore, Alabama 36504.

COMPARATIVE PERFORMANCE GRAPH

     The Securities and Exchange Commission (“SEC”) requires the Corporation to include in this Proxy Statement a graph which compares the yearly percentage change in cumulative total shareholder return on the Class A Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group. Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return on the Class A Stock against the cumulative total return of the S&P 500 Index and the Nasdaq Bank Index for the five-year period from December 31, 2000 to December 31, 2004. The Nasdaq Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the Nasdaq National Market System (Nasdaq/NMS) as well as the SmallCap Market. The Class A Stock is not traded on a recognized market, and the price for the Class A Stock on the dates represented in the graph are based on the most recent sales prices reported to the Corporation on or prior to each such date.

	Period Ending
	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
United Bancorporation of Alabama, Inc.	100.00	155.60	168.87	169.19	164.36
S & P 500	100.00	86.96	66.64	84.27	91.79
Nasdaq Bank Index	100.00	110.08	115.05	149.48	165.92

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNITED BANCORPORATION OF ALABAMA,INC.

		For All	With- hold	For All Except
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS	Proposal. Election as director to serve until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified:	☐	☐	☐
The undersigned stockholder of United Bancorporation of Alabama, Inc. (the “Corporation”), Atmore, Alabama, hereby constitutes and appoints Dale M. Ash, L. Walter Crim, H. Leon Esneul, Michael R. Andreoli, Robert R. Jones, III, William J. Justice, and David D. Swift and any of them, with full power of substitution, proxies to vote the number of shares of Corporation common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Wisteria, 121 North Main Street, Atmore, Alabama,, on May 4, 2005 at 3:00 p.m., local time, or at any adjournments thereof (the “Meeting”), upon the proposal described in the Proxy Statement and Notice of Annual Meeting of Stockholders, both dated April 4, 2005, receipt of which is hereby acknowledged, in the manner specified below.	Dale M. Ash and Robert R. Jones, III INSTRUCTION: To withhold authority to vote for any individual nominee, mark For All Except” and write that nominee’s name in the space provided below.
In their sole discretion, the proxies are authorized to vote upon such other business as may come properly before the Meeting or any adjournment thereof, unless authority is withheld by placing a check mark on this line:_______________.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the above-named nominees as directors and with discretionary authority on all other matters that may come properly before the Meeting.

Please be sure to sign and date this Proxy in the box below.	Date	Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER(S) PRIOR TO ITS EXERCISE.

ÇDetach above card, sign, date and mail in postage paid envelope provided. Ç

UNITED BANCORPORATION OF ALABAMA,INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.